Exhibit 24

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Harris Corporation, a Delaware corporation, with respect to the fiscal year ended June 28, 2013, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Date: August 23, 2013.

/S/ WILLIAM M. BROWN	/S/ KAREN KATEN
William M. Brown President and Chief Executive Officer and Director	Karen Katen Director

/S/ GARY L. MCARTHUR	/S/ STEPHEN P. KAUFMAN
Gary L. McArthur Senior Vice President and Chief Financial Officer	Stephen P. Kaufman Director

/S/ LEWIS A. SCHWARTZ	/S/ LESLIE F. KENNE
Lewis A. Schwartz Vice President, Principal Accounting Officer	Leslie F. Kenne Director

/S/ THOMAS A. DATTILO	/S/ DAVID B. RICKARD
Thomas A. Dattilo Chairman of the Board and Director	David B. Rickard Director

/S/ PETER W. CHIARELLI	/S/ JAMES C. STOFFEL
Peter W. Chiarelli Director	James C. Stoffel Director

/S/ TERRY D. GROWCOCK	/S/ GREGORY T. SWIENTON
Terry D. Growcock Director	Gregory T. Swienton Director

/S/ LEWIS HAY III	/S/ HANSEL E. TOOKES II
Lewis Hay III Director	Hansel E. Tookes II Director